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                                                                    EXHIBIT 24.7

                                POWER OF ATTORNEY


     The undersigned hereby constitutes and appoints Glade M. Knight and Stanley
J. Olander, Jr., each acting singly, his attorney-in-fact, to execute on his behalf, individually and in each capacity stated below, and to file, any documents referred to below relating to the registration and resale of common shares of Cornerstone Realty Income Trust, Inc. ("Cornerstone") which may be issued in connection with the redemption of preferred partnership units pursuant to the Agreement of Limited Partnership of Cornerstone NC Operating Limited Partnership dated as of September 30, 2001, such documents being: (i) a Registration Statement to be filed with the Securities and Exchange Commission; and (ii) any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registrations as fully as he himself might do.

     IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of this 26/th/ day of September, 2002.



                                        /s/ Harry S. Taubenfeld
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                                        Harry S. Taubenfeld
                                        Director of Cornerstone